EXHIBIT 99.1
November 9, 2016

VIA EMAIL

TO:    Member Institutions in Illinois and Wisconsin

RE:    Results of 2016 Election of Federal Home Loan Bank of Chicago
Member and Independent Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2016 election of Federal Home Loan Bank member and independent directors for member institutions in Illinois and Wisconsin. Please note that the Board of Directors had designated two public interest directors and none of the current public interest directors’ terms of service had expired and was up for re-election. The directors’ terms will begin on January 1, 2017.

MEMBER DIRECTORS

Illinois - Two Member Director

Number of Members Eligible to Vote	472
Total Eligible Votes for Each Directorship	2,727,689

Ashworth, James T. Vice Chairman Term Expires: December 31, 2020 (Four year term)	CNB Bank & Trust, N.A. Carlinville, Illinois	Declared Elected
Gross, Michelle L. Executive Vice President, Chief Operating Officer, Information Systems Officer and Director Term Expires: December 31, 2020 (Four year term)	State Bank of Bement Bement, Illinois	Declared Elected

Wisconsin - One Member Director

Number of Members Eligible to Vote	268
Number of Members Casting Votes	195
Total Eligible Votes for Each Directorship	1,090,377

Votes Received
Fazio III, Joseph Chairman & Chief Executive Officer Term Expires: December 31, 2020 (Four year term)	Commerce State Bank West Bend, Wisconsin	376,360

*        *        *        *

INDEPENDENT DIRECTORS

Number of Members Eligible to Vote	740
Number of Members Casting Votes	341
Total Eligible Votes for Each Directorship	3,818,066

OTHER INDEPENDENT DIRECTOR

		Votes Received
Cahillane, Mary J. Term Expires: December 31, 2020 (Four year term)	Chicago, Illinois	1,645,883
Scott, Lois Alison President Term Expires: December 31, 2019 (Three year term)	Epoch Advisors Chicago, Illinois	1,600,305
Young, Charles D. Chief Operating Officer Term Expires: December 31, 2020 (Four year term)	Colony Starwood Homes Chicago, Illinois	1,607,509

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Laura Turnquest
Laura Turnquest
Executive Vice President,
General Counsel &
Corporate Secretary
Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2016 ELECTION OF
MEMBER & INDEPENDENT DIRECTORS

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Ashworth, James T.*	Declared Elected	10034	CNB Bank & Trust, N.A.	Carlinville
Gross, Michelle L.*	Declared Elected	55607	State Bank of Bement	Bement

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Fazio III, Joseph*	376,360	54139	Commerce State Bank	West Bend
Hegenbarth, James H.	342,425	10183	The Park Bank	Madison
Hladovcak, Kelly J.	55,876	55481	Valley Communities Credit Union	Mosinee
Mindak, Volala M.	53,036	55383	Park City Credit Union	Merrill
Total Number of Votes Cast	827,697

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	COMPANY	CITY
Cahillane, Mary J.*	1,645,883	--	Chicago, IL
Scott, Lois Alison*	1,600,305	Epoch Advisors	Chicago, IL
Young, Charles D.*	1,607,509	Colony Starwood Homes	Chicago, IL
Total Number of Votes Cast	4,853,697

*    Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.